Exhibit 5.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
July 5, 2011
Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102

Re:	Devon Energy Corporation Post-Effective Amendment No. 1 to Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the automatic shelf registration statement on Form S-3 (File No. 333-156025), to be filed on the date hereof by the Company (as so amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), of securities, including senior debt securities which may be issued in one or more series under the Indenture (as defined below) (such senior debt securities offered pursuant to the Indenture, being hereinafter referred to as the “Debt Securities”), in addition to the other securities that may be issued and sold from time to time, in accordance with Rule 415 under the Securities Act.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions stated herein, we have examined and relied upon the following:
(i)	the Registration Statement;

Devon Energy Corporation
July 5, 2011

(ii)	a copy of the Amended and Restated Certificate of Incorporation of the Company, dated June 8, 2011, as certified by the Secretary of State of the State of Delaware as of July 1, 2011, and as certified by Carla Brockman, Secretary of the Company (the “Certificate of Incorporation”);

(iii)	a copy of the Bylaws of the Company, as currently in effect and as certified by Carla Brockman, Secretary of the Company (the “Bylaws”);

(iv)	copies of certain resolutions of the board of directors of the Company (the “Board of Directors”) adopted on December 3, 2008 and June 8, 2011, relating to the registration of the Debt Securities, approval of the Indenture (as defined below) and related matters, as certified by Carla Brockman, Secretary of the Company;

(v)	the form of the Indenture (the “Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”);

(vi)	the form of the Debt Securities included in the Indenture; and

(vii)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, which is filed as an exhibit to the Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions stated below.
     In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Devon Energy Corporation
July 5, 2011

     In making our examination of documents executed or to be executed, we have assumed that each of the parties thereto, other than the Company, has been duly organized and is validly existing in good standing, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
     We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such non-Opined on Law on the opinions stated herein. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and any supplemental indenture thereto has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture thereto has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture thereto so as not to violate any applicable law or the organizational or governing documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated by the Registration Statement or any prospectus supplement relating thereto, have been duly executed and

Devon Energy Corporation
July 5, 2011

authenticated in accordance with the provisions of the Indenture and any supplemental indenture thereto to be entered into in connection with the issuance of such Offered Debt Securities and duly issued in accordance with the Indenture, any supplemental indenture thereto and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any preferred stock or other debt securities) when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture thereto, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
     In addition, in rendering the foregoing opinions we have assumed that:
     (a) any supplemental indenture to the Indenture will be duly authorized, executed and delivered by the Trustee, and, in the case of the Indenture, in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually authenticated by duly authorized officers of the Trustee; and
     (b) except to the extent expressly stated in the opinions contained herein with respect to the Company, the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture, any supplemental indenture thereto and the Debt Securities, will not (i) conflict with the Certificate of Incorporation and the Bylaws, (ii) constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravene any order or decree of any governmental authority to which the Company or its property is subject, (iv) violate any law, rule or regulation to which the Company or its property is subject or (v) require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Devon Energy Corporation
July 5, 2011

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP